Oaktree Announces Fourth Quarter and Full-Year 2018 Financial Results

As of December 31, 2018 or for the quarter and year then ended, and where applicable, per Class A unit:

•
GAAP net income attributable to Oaktree Capital Group, LLC (“OCG”) Class A unitholders was $74.5 million ($1.04 per unit) and $211.1 million ($2.99) for the quarter and full year, respectively, as compared with $13.4 million ($0.21) and $231.5 million ($3.61) for the comparable 2017 periods. The fourth quarter of 2017 included the impact of the Tax Act (defined below), which resulted in a $33.2 million reduction to net income attributable to OCG Class A unitholders.

•
Adjusted net income decreased to $84.2 million ($0.43 per unit) and $473.6 million ($2.63) for the quarter and full year, respectively, as compared with $126.8 million ($0.72) and $701.1 million ($3.97) for the comparable 2017 periods, primarily reflecting lower investment income and, for the full year, lower incentive income.

•
Distributable earnings were $157.0 million ($0.87 per unit) and $613.1 million ($3.61) for the quarter and full year, respectively, as compared with $152.3 million ($0.91) and $719.8 million ($4.18) for the comparable 2017 periods. The full-year decline primarily reflected lower incentive income and fee-related earnings.

•
Assets under management were $119.6 billion, down 3% for the quarter and down 4% for the full year. Gross capital raised was $4.1 billion and $12.7 billion for the quarter and full year, respectively. Uncalled capital commitments (“dry powder”) were $19.5 billion, of which $14.2 billion were not yet generating management fees (“shadow AUM”).

•	Management fee-generating assets under management were $98.1 billion, down 3% for the quarter and down 6% for the full year.

•	A distribution was declared of $0.75 per unit, bringing aggregate distributions relating to full-year 2018 to $2.96.
LOS ANGELES, CA. February 5, 2019 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the fourth quarter and year ended December 31, 2018.
Jay Wintrob, Chief Executive Officer, said, “The market declines experienced in the fourth quarter of 2018 stood in sharp contrast to the optimistic market conditions observed in the first three quarters of the year. Oaktree’s solid closed-end fund investment performance of 9 percent gross for 2018 further validates our disciplined and risk-controlled investment approach. We took advantage of the volatility in the fourth quarter, investing $4 billion out of our closed-end funds. Strong fundraising of $13 billion of gross capital in 2018, along with $19 billion of dry powder at year-end, continues to position us well across our strategies.”
Class A Unit Distribution
A distribution of $0.75 per Class A unit attributable to the fourth quarter of 2018 will be paid on February 22, 2019 to Class A unitholders of record at the close of business on February 15, 2019.
Series A Preferred Unit Distribution
A distribution was declared of $0.414063 per Series A preferred unit, which will be paid on March 15, 2019 to Series A preferred unitholders of record at the close of business on March 1, 2019.

Series B Preferred Unit Distribution
A distribution was declared of $0.409375 per Series B preferred unit, which will be paid on March 15, 2019 to Series B preferred unitholders of record at the close of business on March 1, 2019.
Conference Call
Oaktree will host a conference call to discuss its fourth quarter and full-year 2018 financial results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (844) 824-3833 (U.S. callers) or +1 (412) 317-5102 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10127530, beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $120 billion in assets under management as of December 31, 2018. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 950 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Contacts:

Investor Relations:	Press Relations:

Oaktree Capital Group, LLC	Sard Verbinnen & Co	Sard Verbinnen & Co
Andrea D. Williams	John Christiansen	Alyssa Linn
(213) 830-6483	(415) 618-8750	(310) 201-2040
investorrelations@oaktreecapital.com	jchristiansen@sardverb.com	alinn@sardverb.com

The table below presents (a) GAAP results, (b) non-GAAP results for both the Operating Group and per Class A unit, and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2018	2017	2018	2017
GAAP Results: (1)	(in thousands, except per unit data or as otherwise indicated)

Revenues	$594,248	$311,095	$1,386,079	$1,469,767
Net income-Class A	74,538	13,414	211,141	231,494
Net income per Class A unit	1.04	0.21	2.99	3.61

Non-GAAP Results: (2)
Adjusted revenues	$290,174	$327,405	$1,335,021	$1,727,710
Adjusted net income	84,204	126,846	473,573	701,100
Adjusted net income per Class A unit	0.43	0.72	2.63	3.97

Distributable earnings revenues	352,235	317,975	1,436,376	1,678,446
Distributable earnings	156,974	152,264	613,082	719,805
Distributable earnings per Class A unit	0.87	0.91	3.61	4.18

Fee-related earnings revenues	194,417	207,214	790,355	814,575
Fee-related earnings	61,951	81,812	227,599	291,171
Fee-related earnings per Class A unit	0.36	0.46	1.36	1.60

Economic net income revenues	87,884	387,079	1,136,802	1,633,952
Economic net income (loss)	(18,886)	147,807	364,517	675,410
Economic net income (loss) per Class A unit	(0.23)	0.85	1.93	3.81

Weighted Average Units:
OCGH	85,545	91,325	86,390	91,643
Class A	71,591	64,961	70,526	64,148
Total	157,136	156,286	156,916	155,791

Operating Metrics: (2)
Assets under management (in millions):
Assets under management	$119,560	$123,930	$119,560	$123,930
Management fee-generating assets under management	98,108	104,287	98,108	104,287
Incentive-creating assets under management	34,629	33,311	34,629	33,311
Uncalled capital commitments	19,475	20,470	19,475	20,470
Accrued incentives (fund level):
Incentives created (fund level)	(68,152)	133,231	297,316	641,645
Incentives created (fund level), net of associated incentive income compensation expense	(24,135)	61,170	148,362	306,885
Accrued incentives (fund level)	1,722,120	1,920,339	1,722,120	1,920,339
Accrued incentives (fund level), net of associated incentive income compensation expense	811,796	920,852	811,796	920,852

Note: Oaktree discloses in this earnings release certain revenue and financial measures, including measures that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Examples of such non-GAAP measures are identified in the table above. Such non-GAAP measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited. GAAP results for the year ended December 31, 2018 are subject to the completion of Oaktree’s annual audit.

(1)
On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law, which, among other items, lowered the U.S. corporate tax rate. The fourth quarter and full-year 2017 results reflect the estimated impact from the enactment of the Tax Act, which resulted in a net reduction to the Company’s GAAP net income attributable to OCG Class A unitholders of $33.2 million, comprised of $178.2 million in additional tax expense from the remeasurement of our deferred tax assets at lower corporate tax rates and a $145.1 million benefit to other income from the remeasurement of our tax receivable agreement liability, the value of which is based upon an 85% share of certain of our deferred tax assets.

(2)
Beginning with the first quarter of 2018, management fees and incentive income reflect the portion of the earnings from management fees and performance fees, respectively, attributable to our 20% ownership interest in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”). Such earnings were previously reported as investment income. Additionally, AUM, management fee-generating AUM, incentive-creating AUM and incentives created (fund level) now reflect our pro-rata portion (based on our 20% ownership stake) of DoubleLine’s total AUM, management fee-generating AUM, incentive-creating AUM and performance fees, respectively. All prior periods have been recast to reflect this change.

GAAP Results
Oaktree consolidates entities in which it has a direct or indirect controlling financial interest. Investment vehicles in which we have a significant investment, such as collateralized loan obligation vehicles (“CLOs”) and certain Oaktree funds, are consolidated under GAAP. When a CLO or fund is consolidated, the assets, liabilities, revenues, expenses and cash flows of the consolidated funds are reflected on a gross basis, and the majority of the economic interests in those consolidated funds, which are held by third-party investors, are reflected as debt obligations of CLOs or non-controlling interests. All of the revenues earned by us as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to OCG.
In the first quarter of 2018, Oaktree adopted the new revenue recognition standard on a modified retrospective basis, which did not require prior periods to be recast. Instead, a cumulative-effect adjustment to increase retained earnings of $48.7 million, net of tax, was recorded as of January 1, 2018. This adjustment relates to revenues that would have met the recognition criteria under the new standard as of January 1, 2018.
Total revenues increased $283.1 million, or 91.0%, to $594.2 million for the fourth quarter of 2018, from $311.1 million for the fourth quarter of 2017, primarily reflecting higher incentive income. For full-year 2018, total revenues decreased $83.7 million, or 5.7%, to $1,386.1 million from $1,469.8 million for 2017, reflecting lower management fees and incentive income. The impact on revenues as a result of applying the new revenue recognition standard for the fourth quarter and full-year 2018 was a net increase of $135.8 million and $93.3 million, respectively.
Total expenses increased $134.2 million, or 56.0%, to $373.8 million for the fourth quarter of 2018, from $239.6 million for the fourth quarter of 2017, primarily reflecting higher incentive income compensation expense. For full-year 2018, total expenses decreased $24.7 million, or 2.4%, to $1,000.6 million from $1,025.3 million for 2017, primarily reflecting lower incentive income compensation expense, partially offset by higher compensation and benefits, general and administrative, and depreciation and amortization expenses.
Total other income (loss) decreased $305.3 million, to a loss of $95.2 million for the fourth quarter of 2018, from income of $210.1 million for the fourth quarter of 2017. For full-year 2018, total other income (loss) decreased $356.7 million, or 77.5%, to income of $103.8 million from $460.5 million for 2017. The decrease for both periods reflected the impact of, for the fourth quarter and full-year 2017, the $145.1 million of income related to the remeasurement of our tax receivable agreement liability in connection with the Tax Act and the $22.0 million make-whole premium expense related to the early repayment of the 2019 Notes, as well as variations in returns on our fund investments between periods.
Net income attributable to OCG Class A unitholders increased $61.1 million, to $74.5 million for the fourth quarter of 2018, from $13.4 million for the fourth quarter of 2017, primarily reflecting higher net incentive income, as well as the impact of the $33.2 million net expense related to the Tax Act and the $22.0 million make-whole premium, both expensed in the fourth quarter of 2017. For full-year 2018, net income attributable to OCG Class A unitholders decreased $20.4 million, or 8.8%, to $211.1 million from $231.5 million for 2017, primarily reflecting lower operating profits, as well as the impact of the Tax Act and make-whole premium in 2017.

Operating Metrics
Assets Under Management
Assets under management were $119.6 billion as of December 31, 2018, $123.5 billion as of September 30, 2018 and $123.9 billion as of December 31, 2017. The $3.9 billion decrease since September 30, 2018 primarily reflected $2.6 billion in market-value declines, $1.8 billion of distributions to closed-end fund investors and uncalled capital commitments, $1.0 billion of net outflows from open-end funds, and $0.5 billion attributable to DoubleLine, partially offset by $2.2 billion in new capital commitments to closed-end funds. Commitments to closed-end funds included $1.4 billion for Oaktree Power Opportunities Fund V (“Power V”) and $0.5 billion for collateralized loan obligation vehicles (“CLOs”).
The $4.3 billion decrease in AUM since December 31, 2017 primarily reflected $7.5 billion of distributions to closed-end fund investors and uncalled commitments, $4.0 billion of net outflows from open-end funds, and $0.8 billion of unfavorable foreign-currency translation, partially offset by $7.5 billion of capital commitments to closed-end funds, $0.4 billion of net inflows to evergreen funds and $0.4 billion attributable to DoubleLine. Commitments to closed-end funds included $1.4 billion for Power V, $1.3 billion for Oaktree Special Situations Fund II, $1.3 billion for CLOs, $1.1 billion for Oaktree Transportation Infrastructure Fund (“TIF”), $1.0 billion for our Real Estate Debt strategy, $0.8 billion for our Middle Market Direct Lending strategy and $0.5 billion for our Emerging Markets Debt strategy. Distributions to closed-end fund investors included $2.9 billion from Credit funds, $2.2 billion from Private Equity funds and $1.8 billion from Real Asset funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM, a forward-looking metric, was $98.1 billion as of December 31, 2018, $100.7 billion as of September 30, 2018 and $104.3 billion as of December 31, 2017. The $2.6 billion decrease since September 30, 2018 primarily reflected $2.0 billion in market-value declines, $1.7 billion attributable to closed-end funds in liquidation, $1.0 billion of net outflows from open-end funds and $0.5 billion attributable to DoubleLine, partially offset by $1.5 billion from capital drawn by funds that pay fees based on drawn capital, NAV or cost basis and an aggregate $1.3 billion from the start of the investment period for TIF in December 2018 and CLOs.
The $6.2 billion decrease in management fee-generating AUM since December 31, 2017 primarily reflected $5.5 billion attributable to closed-end funds in liquidation, $4.1 billion of net outflows from open-end funds, $1.1 billion in market-value declines, $0.7 billion in unfavorable foreign-currency translation and $0.6 billion of distributions by closed-end funds that pay fees based on NAV. These decreases were partially offset by $3.1 billion from capital drawn by closed-end funds that pay fees based on drawn capital, NAV or cost basis, an aggregate $1.7 billion from the start of the investment period for TIF in December 2018 and CLOs, and $0.8 billion of net inflows to evergreen funds.
Incentive-creating Assets Under Management
Incentive-creating AUM was $34.6 billion as of December 31, 2018, $33.6 billion as of September 30, 2018 and $33.3 billion as of December 31, 2017. The $1.0 billion increase since September 30, 2018 reflected an aggregate $3.0 billion primarily attributable to drawdowns or contributions by closed-end and evergreen funds, partially offset by an aggregate $2.0 billion decline reflecting distributions and market-value declines. The $1.3 billion increase since December 31, 2017 reflected an aggregate $8.4 billion in drawdowns or contributions by closed-end and evergreen funds and market-value gains, partially offset by an aggregate decline of $7.1 billion primarily attributable to distributions.
Of the $34.6 billion in incentive-creating AUM as of December 31, 2018, $19.5 billion (or 56%) was generating incentives at the fund level, as compared with $22.0 billion (66%) of the $33.3 billion of incentive-creating AUM as of December 31, 2017.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1,722.1 million as of December 31, 2018, $1,924.4 million as of September 30, 2018 and $1,920.3 million as of December 31, 2017. The fourth quarter of 2018 reflected $68.2 million of negative incentives created (fund level) and $134.1 million of incentive income recognized. The full-year 2018 reflected $297.3 million of incentives created (fund level) and $495.5 million of incentive income recognized.

Accrued incentives (fund level), net of incentive income compensation expense (“net accrued incentives (fund level)”), were $811.8 million as of December 31, 2018, $914.9 million as of September 30, 2018, and $920.9 million as of December 31, 2017. The portion of net accrued incentives (fund level) represented by funds that were currently paying incentives as of December 31, 2018, September 30, 2018 and December 31, 2017 was $237.0 million (or 29%), $329.9 million (36%) and $237.2 million (26%), respectively, with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than certain tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $19.5 billion as of December 31, 2018, $21.4 billion as of September 30, 2018, and $20.5 billion as of December 31, 2017. Invested capital during the quarter and year ended December 31, 2018 aggregated $3.6 billion and $10.5 billion, respectively, as compared with $1.8 billion and $7.1 billion for the comparable prior-year periods.
Non-GAAP Results
Adjusted Revenues
Adjusted revenues decreased $37.2 million, or 11.4%, to $290.2 million for the fourth quarter of 2018, from $327.4 million for the fourth quarter of 2017. For full-year 2018, adjusted revenues decreased $392.7 million, or 22.7%, to $1,335.0 million from $1,727.7 million for 2017.
Management Fees
Management fees decreased $12.8 million, or 6.2%, to $194.4 million for the fourth quarter of 2018, from $207.2 million for the fourth quarter of 2017. The decrease reflected an aggregate decline of $29.1 million primarily attributable to closed-end funds in liquidation and open-end funds, partially offset by an aggregate increase of $16.3 million principally from the acquisition of management rights in two publicly-traded business development companies in October 2017 (the “BDC acquisition”) and closed-end funds that pay management fees based on drawn capital, NAV or cost basis.
For full-year 2018, management fees decreased $24.2 million, or 3.0%, to $790.4 million from $814.6 million for 2017. The decrease reflected an aggregate decline of $104.7 million primarily attributable to closed-end funds in liquidation and open-end funds, partially offset by an aggregate increase of $80.5 million principally from the BDC acquisition, closed-end funds that pay management fees based on drawn capital, NAV or cost basis, and the start of Oaktree European Principal Fund IV’s investment period in July 2017.
Incentive Income
Incentive income increased $60.5 million, or 82.2%, to $134.1 million for the fourth quarter of 2018, from $73.6 million for the fourth quarter of 2017. The fourth quarter of 2018 included $65.5 million from Oaktree Opportunities Fund VIII (“Opps VIII”), $42.7 million from OCM Opportunities Fund VIIb (“Opps VIIb”) and $13.8 million from Value Opportunities.
For full-year 2018, incentive income decreased $239.9 million, or 32.6%, to $495.5 million from $735.4 million for 2017. The decrease was primarily attributable to lower incentive income from OCM Principal Opportunities Fund IV, which started paying incentive income in the second quarter of 2017, partially offset by higher incentive income from Opps VIII and Opps VIIb. Tax-related incentive income represented $117.7 million and $81.2 million for 2018 and 2017, respectively.
Investment Income (Loss)
Investment income decreased $85.0 million, to a loss of $38.4 million for the fourth quarter of 2018, from income of $46.6 million for the fourth quarter of 2017. The decrease primarily reflected lower returns on our Credit, Listed Equities and Private Equity investments, generally reflecting the decline in financial markets in the fourth quarter of 2018.
For full-year 2018, investment income decreased $128.6 million, or 72.4%, to $49.1 million from $177.7 million for 2017. The decrease primarily reflected lower returns on our Listed Equities, Credit and Private Equity investments.

Adjusted Expenses
Compensation and Benefits
Compensation and benefits expense increased $5.9 million, or 7.0%, to $90.7 million for the fourth quarter of 2018, from $84.8 million for the fourth quarter of 2017. For full-year 2018, compensation and benefits expense increased $17.8 million, or 4.7%, to $399.7 million from $381.9 million for 2017. Both increases reflected higher expenses relating to the infrastructure investing team that Oaktree acquired in 2014 and higher headcount.  In 2017, a portion of the expenses attributable to the infrastructure investing team were paid for by a legacy Highstar fund.  That fund stopped paying management fees in the fourth quarter of 2017, and thereafter Oaktree became responsible for all of the expenses of the infrastructure team.
Equity-based Compensation
Equity-based compensation expense increased $3.4 million, or 26.8%, to $16.1 million for the fourth quarter of 2018, from $12.7 million for the fourth quarter of 2017, primarily reflecting accelerated vesting for employee departures. For full-year 2018, equity-based compensation expense increased $3.3 million, or 6.2%, to $56.9 million from $53.6 million for 2017.
Incentive Income Compensation
Incentive income compensation expense increased $21.9 million, or 65.8%, to $55.2 million for the fourth quarter of 2018, from $33.3 million for the fourth quarter of 2017. For full-year 2018, incentive income compensation expense decreased $164.7 million, or 40.9%, to $238.1 million from $402.8 million for 2017. Both periods reflected the change in incentive income, as well as variations in the overall compensation percentages in each period.
General and Administrative
General and administrative expense increased $1.3 million, or 3.4%, to $39.6 million for the fourth quarter of 2018, from $38.3 million for the fourth quarter of 2017. For full-year 2018, general and administrative expense increased $21.8 million, or 16.5%, to $154.1 million from $132.3 million for 2017. Both increases primarily reflected higher placement costs associated with fundraising for closed-end and evergreen funds and expenses relating to the infrastructure investing team. The increase for the fourth quarter was partially offset by lower new product development costs.
Depreciation and Amortization
Depreciation and amortization expense decreased $0.1 million, or 4.3%, to $2.2 million for the fourth quarter of 2018, from $2.3 million for the fourth quarter of 2017. For full-year 2018, depreciation and amortization expense decreased $0.2 million, or 2.2%, to $9.0 million from $9.2 million for 2017.
Interest Expense, Net
Interest expense, net decreased $5.4 million, or 81.8%, to $1.2 million for the fourth quarter of 2018, from $6.6 million for the fourth quarter of 2017. For full-year 2018, net interest expense decreased $17.2 million, or 65.2%, to $9.2 million from $26.4 million for 2017. Both declines reflected the refinancing of our senior notes in the fourth quarter of 2017 and higher interest income.
Other Income (Expense), Net
Other income (expense), net was an expense of $1.0 million for the fourth quarter of 2018, as compared to expense of $22.6 million for the fourth quarter of 2017. For full-year 2018, other income (expense), net was income of $5.5 million, as compared to expense of $20.4 million for 2017. The fourth quarter and full-year 2018 primarily reflected foreign-currency transaction losses and gains associated with non-operating corporate activities, respectively. The fourth quarter and full-year 2017 primarily reflected the $22.0 million make-whole premium expensed in the fourth quarter of 2017 in connection with the early repayment of our 2019 Notes.
Adjusted Net Income
ANI decreased $42.6 million, or 33.6%, to $84.2 million for the fourth quarter of 2018, from $126.8 million for the fourth quarter of 2017. The decrease primarily reflected $85.0 million in lower investment income and $19.8 million in lower fee-related earnings, partially offset by $38.7 million in higher incentive income, net of incentive income compensation expense (“net incentive income”), $21.6 million in lower other expense, net, and $5.4 million in lower net interest expense. The portion of ANI attributable to our Class A units was $0.43 and $0.72 per unit for the fourth quarters of 2018 and 2017, respectively.
For full-year 2018, ANI decreased $227.5 million, or 32.4%, to $473.6 million from $701.1 million for 2017. The decrease primarily reflected declines of $128.6 million in investment income, $75.2 million in net incentive income and $63.6 million in fee-related earnings, partially offset by $25.9 million in higher other income, net, and $17.2 million in lower net interest expense. The portion of ANI attributable to our Class A units was $2.63 and $3.97 per unit for 2018 and 2017, respectively.
The effective tax rate applied to ANI for the fourth quarters of 2018 and 2017 was 11% for both periods, resulting from full-year effective tax rates of 10% and 11%, respectively. In general, the annual effective tax rate increases as the proportion of ANI arising from fee-related earnings and certain incentive and investment income rises, and vice versa.
Distributable Earnings
Distributable earnings increased $4.7 million, or 3.1%, to $157.0 million for the fourth quarter of 2018, from $152.3 million for the fourth quarter of 2017. The increase primarily reflected increases of $38.7 million in net incentive income and a $5.4 million decrease in net interest expense, largely offset by declines of $19.8 million in fee-related earnings, $13.5 million in realized investment income proceeds and $3.2 million in other income (expense), net. For the fourth quarters of 2018 and 2017, realized investment income proceeds totaled $23.7 million and $37.2 million, respectively. The portion of distributable earnings attributable to our Class A units was $0.87 and $0.91 per unit for the fourth quarters of 2018 and 2017, respectively, reflecting distributable earnings per Operating Group unit of $1.00 and $0.97, respectively, less preferred unit distributions and costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies, and amounts payable pursuant to the tax receivable agreement.
For full-year 2018, distributable earnings decreased $106.7 million, or 14.8%, to $613.1 million from $719.8 million for 2017. The decrease primarily reflected declines of $75.2 million in net incentive income, $63.6 million in fee-related earnings and $7.1 million in other income (expense), net, partially offset by $22.0 million in higher realized investment income proceeds and $17.2 million in lower net interest expense. For 2018 and 2017, realized investment income proceeds totaled $150.5 million and $128.5 million, respectively. The portion of distributable earnings attributable to our Class A units was $3.61 and $4.18 per unit for 2018 and 2017, respectively, reflecting distributable earnings per Operating Group unit of $3.91 and $4.62, respectively, less preferred unit distributions and costs borne by Class A unitholders.
Fee-related Earnings
Fee-related earnings decreased $19.8 million, or 24.2%, to $62.0 million for the fourth quarter of 2018, from $81.8 million for the fourth quarter of 2017, primarily reflecting $12.8 million in lower management fees, $5.9 million in higher compensation and benefits expense and $1.3 million in higher general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $0.36 and $0.46 per unit for the fourth quarters of 2018 and 2017, respectively.
For full-year 2018, fee-related earnings decreased $63.6 million, or 21.8%, to $227.6 million from $291.2 million for 2017, primarily reflecting $24.2 million in lower management fees, $17.8 million in higher compensation and benefits expense and $21.8 million in higher general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $1.36 and $1.60 per unit for 2018 and 2017, respectively.
The effective tax rates applicable to fee-related earnings for the fourth quarters of 2018 and 2017 were 7% and 11%, respectively, resulting from full-year effective tax rates of 5% and 14%, respectively.  In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.

Capital and Liquidity
As of December 31, 2018, Oaktree and its operating subsidiaries had $1.0 billion of cash and U.S. Treasury and other securities, and $746 million of outstanding debt, which included no borrowings outstanding against its $500 million revolving credit facility. As of December 31, 2018, Oaktree’s investments in funds and companies on a non-GAAP basis had a carrying value of $1.8 billion, with the 20% investment in DoubleLine carried at $42 million based on cost, as adjusted under the equity method of accounting. Net accrued incentives (fund level) represented an additional $812 million as of that date.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree, with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our preferred units and our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general political, economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 23, 2018, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.
Investor Relations Website
Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.

GAAP Consolidated Statements of Operations (1)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per unit data)
Revenues:
Management fees	$173,314	$184,146	$712,020	$726,414
Incentive income	420,934	126,949	674,059	743,353
Total revenues	594,248	311,095	1,386,079	1,469,767
Expenses:
Compensation and benefits	(92,060)	(88,114)	(407,674)	(392,827)
Equity-based compensation	(18,375)	(13,808)	(62,989)	(59,337)
Incentive income compensation	(211,348)	(88,955)	(338,675)	(416,481)
Total compensation and benefits expense	(321,783)	(190,877)	(809,338)	(868,645)
General and administrative	(43,024)	(40,189)	(153,483)	(130,892)
Depreciation and amortization	(6,450)	(5,911)	(25,862)	(15,776)
Consolidated fund expenses	(2,505)	(2,605)	(11,888)	(10,030)
Total expenses	(373,762)	(239,582)	(1,000,571)	(1,025,343)
Other income (loss):
Interest expense	(44,607)	(41,091)	(160,111)	(169,888)
Interest and dividend income	82,066	60,027	287,155	215,119
Net realized gain (loss) on consolidated funds’ investments	(11,019)	18,645	(23,528)	20,400
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	(129,653)	(1,732)	(164,592)	55,061
Investment income	7,428	50,671	157,110	201,289
Other income (expense), net	542	123,540	7,782	138,519
Total other income (loss)	(95,243)	210,060	103,816	460,500
Income before income taxes	125,243	281,573	489,324	904,924
Income taxes	(6,947)	(183,742)	(24,779)	(215,442)
Net income	118,296	97,831	464,545	689,482
Less:
Net (income) loss attributable to non-controlling interests in consolidated funds	59,483	(9,661)	41,691	(33,204)
Net income attributable to non-controlling interests in consolidated subsidiaries	(94,873)	(74,756)	(282,818)	(424,784)
Net income attributable to OCG	82,906	13,414	223,418	231,494
Net income attributable to preferred unitholders	(8,368)	—	(12,277)	—
Net income attributable to OCG Class A unitholders	$74,538	$13,414	$211,141	$231,494

Distributions declared per Class A unit	$0.70	$0.56	$2.97	$3.21
Net income per Class A unit (basic and diluted):
Net income per Class A unit	$1.04	$0.21	$2.99	$3.61
Weighted average number of Class A units outstanding	71,591	64,961	70,526	64,148

(1)
In the first quarter of 2018, Oaktree adopted the new revenue recognition standard on a modified retrospective basis, which did not require prior periods to be recast. Instead, a cumulative-effect adjustment to increase retained earnings of $48.7 million, net of tax, was recorded as of January 1, 2018. This adjustment relates to revenues that would have met the recognition criteria under the new standard as of January 1, 2018.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		December 31, 2018	September 30, 2018	December 31, 2017
		(in millions)
Assets Under Management:
Closed-end funds		$57,106	$57,734	$56,871
Open-end funds		29,781	32,454	35,441
Evergreen funds		8,558	8,672	7,916
DoubleLine (1)		24,115	24,656	23,702
Total		$119,560	$123,516	$123,930

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in millions)
Change in Assets Under Management:
Beginning balance	$123,516	$122,589	$123,930	$120,801
Closed-end funds:
Capital commitments/other (2)	2,194	670	7,462	2,472
Distributions for a realization event / other (3)	(1,389)	(2,597)	(6,950)	(10,633)
Change in uncalled capital commitments for funds entering or in liquidation (4)	(411)	69	(553)	18
Foreign-currency translation	(135)	144	(401)	993
Change in market value (5)	(689)	830	1,012	3,544
Change in applicable leverage	(198)	(14)	(335)	373
Open-end funds:
Contributions	1,558	975	4,014	5,739
Redemptions	(2,550)	(1,691)	(7,986)	(8,741)
Foreign-currency translation	(121)	98	(362)	800
Change in market value (5)	(1,560)	266	(1,326)	2,538
Evergreen funds:
Contributions or new capital commitments (6)	390	68	1,199	733
Acquisition (BDCs)	—	2,110	—	2,110
Redemptions or distributions (7)	(160)	(311)	(796)	(731)
Foreign-currency translation	(1)	—	(1)	(1)
Change in market value (5)	(343)	96	240	510
DoubleLine:
Net change in DoubleLine	(541)	628	413	3,405
Ending balance	$119,560	$123,930	$119,560	$123,930

(1)	DoubleLine AUM reflects our pro-rata portion (based on our 20% ownership stake) of DoubleLine’s total AUM.

(2)	These amounts include capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(3)
These amounts include distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(4)
The change in uncalled capital commitments generally reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(5)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs and other levered funds.

(6)	These amounts include contributions and capital commitments, and for our publicly-traded BDCs, issuances of equity or debt capital.

(7)	These amounts include redemptions and distributions, and for our publicly-traded BDCs, dividends, repurchases of equity capital or repayment of debt.

Management Fee-generating AUM		As of
		December 31, 2018	September 30, 2018	December 31, 2017
Management Fee-generating AUM:		(in millions)
Closed-end funds:
Senior Loans		$8,383	$8,297	$8,066
Other closed-end funds		28,552	28,054	30,779
Open-end funds		29,503	32,120	35,188
Evergreen funds		7,555	7,566	6,552
DoubleLine		24,115	24,656	23,702
Total		$98,108	$100,693	$104,287

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Change in Management Fee-generating AUM:	(in millions)

Beginning balance	$100,693	$103,244	$104,287	$100,064
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital / other (1).	1,282	1	1,747	969
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	1,521	394	3,073	1,663
Change attributable to funds in liquidation (2).	(1,065)	(1,563)	(4,693)	(4,760)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	(592)	—	(766)	—
Distributions by funds that pay fees based on NAV / other (4).	(103)	(170)	(552)	(926)
Foreign-currency translation	(110)	120	(352)	840
Change in market value (5).	(158)	50	(43)	217
Change in applicable leverage	(191)	(13)	(324)	348
Open-end funds:
Contributions	1,549	949	3,904	5,567
Redemptions	(2,547)	(1,691)	(7,959)	(8,734)
Foreign-currency translation	(121)	98	(362)	800
Change in market value	(1,498)	262	(1,268)	2,521
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV (6)	471	109	1,470	520
Acquisition (BDCs)	—	2,110	—	2,110
Redemptions or distributions (7)	(143)	(316)	(701)	(772)
Change in market value (5).	(339)	75	234	455
DoubleLine:
Net change in DoubleLine	(541)	628	413	3,405
Ending balance	$98,108	$104,287	$98,108	$104,287

(1)	These amounts include capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts include the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which typically declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts include distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs and other levered funds.

(6)	These amounts include contributions and capital commitments, and for our publicly-traded BDCs, issuances of equity or debt capital.

(7)	These amounts include redemptions and distributions, and for our publicly-traded BDCs, dividends, repurchases of equity capital or repayment of debt.

	As of
	December 31, 2018	September 30, 2018	December 31, 2017
Reconciliation of AUM to Management Fee-generating AUM:	(in millions)
Assets under management	$119,560	$123,516	$123,930
Difference between assets under management and committed capital or the lesser of funded capital or cost basis for applicable closed-end funds (1).	(2,899)	(3,040)	(2,331)
Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods	(9,772)	(10,098)	(8,675)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(4,459)	(5,263)	(4,037)
Oaktree’s general partner investments in management fee-generating funds	(1,642)	(1,798)	(1,937)
Funds that pay no management fees (2)	(2,680)	(2,624)	(2,663)
Management fee-generating assets under management	$98,108	$100,693	$104,287

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.

(2)
This includes funds that are no longer paying management fees, co-investments that pay no management fees, certain accounts that pay administrative fees intended to offset Oaktree’s costs related to the accounts and CLOs in the warehouse stage that pay no management fees.

The period-end weighted average annual management fee rates applicable to the closed-end, open-end and evergreen management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	December 31, 2018	September 30, 2018	December 31, 2017
Closed-end funds:
Senior Loans	0.49%	0.50%	0.50%
Other closed-end funds	1.43	1.46	1.49
Open-end funds	0.44	0.45	0.46
Evergreen funds (1)	1.17	1.19	1.22
All Oaktree funds (2)	0.90	0.90	0.92

(1)	Fee rates reflect the applicable asset-based management fee rates, exclusive of quarterly incentive fees on investment income that are included in management fees.

(2)	Excludes DoubleLine funds.

Incentive-creating AUM

	As of
	December 31, 2018	September 30, 2018	December 31, 2017
Incentive-creating AUM:	(in millions)
Closed-end funds	$27,809	$26,801	$27,322
Evergreen funds	6,215	6,236	5,383
DoubleLine	605	589	606
Total	$34,629	$33,626	$33,311
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2018	2017	2018	2017
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,924,410	$1,860,665	$1,920,339	$2,014,097
Incentives created (fund level):
Closed-end funds	(45,121)	116,719	270,694	588,220
Evergreen funds	(24,411)	15,812	24,622	49,246
DoubleLine	1,380	700	2,000	4,179
Total incentives created (fund level)	(68,152)	133,231	297,316	641,645
Less: incentive income recognized by us	(134,138)	(73,557)	(495,535)	(735,403)
Ending balance	$1,722,120	$1,920,339	$1,722,120	$1,920,339
Accrued incentives (fund level), net of associated incentive income compensation expense	$811,796	$920,852	$811,796	$920,852

Non-GAAP Results
Our business is comprised of one segment, our investment management business, which consists of the investment management services that we provide to our clients. Management makes operating decisions and assesses the performance of our business based on financial data that are presented without the consolidation of our funds. The data most important to management in assessing our performance are adjusted net income, distributable earnings and fee-related earnings, each for both the Operating Group and per Class A unit. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A.
Adjusted Net Income
The following schedules set forth the components of adjusted net income:
Adjusted Revenues

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Revenues:
Management fees	$194,417	$207,214	$790,355	$814,575
Incentive income	134,138	73,557	495,535	735,403
Investment income (loss)	(38,381)	46,634	49,131	177,732
Total adjusted revenues	$290,174	$327,405	$1,335,021	$1,727,710

Adjusted Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Expenses:
Compensation and benefits	$(90,667)	$(84,817)	$(399,668)	$(381,914)
Equity-based compensation	(16,106)	(12,668)	(56,894)	(53,639)
Incentive income compensation	(55,183)	(33,348)	(238,117)	(402,828)
General and administrative	(39,590)	(38,298)	(154,098)	(132,340)
Depreciation and amortization	(2,209)	(2,287)	(8,990)	(9,150)
Total adjusted expenses	$(203,755)	$(171,418)	$(857,767)	$(979,871)

Adjusted Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)

Interest expense, net of interest income (1)	$(1,181)	$(6,580)	$(9,187)	$(26,375)
Other income (expense), net	(1,034)	(22,561)	5,506	(20,364)
Adjusted net income (2)	$84,204	$126,846	$473,573	$701,100

(1)
Interest income was $5.0 million and $14.9 million for the quarter and year ended December 31, 2018, respectively, and $2.1 million and $8.8 million for the quarter and year ended December 31, 2017, respectively.

(2)	This reflects the sum of total adjusted revenues, adjusted expenses, net interest expense and other income (expense), net.

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Distributable Earnings:	(in thousands, except per unit data)

Adjusted net income	$84,204	$126,846	$473,573	$701,100
Investment (income) loss	38,381	(46,634)	(49,131)	(177,732)
Realized investment income proceeds (1)	23,680	37,204	150,486	128,468
Equity-based compensation	16,106	12,668	56,894	53,639
Other (income) expense, net (2)	(2,745)	21,962	(10,980)	21,962
Operating Group income taxes	(2,652)	218	(7,760)	(7,632)
Distributable earnings	156,974	152,264	613,082	719,805
Preferred unit distributions	(8,368)	—	(12,277)	—
Distributable earnings after preferred unit distributions	$148,606	$152,264	$600,805	$719,805

Distribution Calculation:
Operating Group distribution with respect to the period	$125,685	$134,390	$509,163	$609,222
Distribution per Operating Group unit	$0.80	$0.86	$3.24	$3.90
Adjustments per Class A unit:
Distributable earnings-Class A income taxes	—	(0.01)	(0.04)	(0.21)
Tax receivable agreement	(0.05)	(0.09)	(0.23)	(0.33)
Non-Operating Group expenses	—	—	(0.01)	(0.02)
Distribution per Class A unit (3).	$0.75	$0.76	$2.96	$3.34

(1)
Amounts reflect the portion of income or loss on distributions received from funds and companies. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO to align with the timing of expected cash flows.

(2)
For distributable earnings purposes, the $22 million make-whole premium charge that was included in ANI in the fourth quarter of 2017 in connection with the early repayment of our 2019 Notes is amortized through the original maturity date of December 2019.

(3)	With respect to the quarter ended December 31, 2018, a distribution was announced on February 5, 2019 and is payable on February 22, 2019.

Units Outstanding

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Weighted Average Units:
OCGH	85,545	91,325	86,390	91,643
Class A	71,591	64,961	70,526	64,148
Total	157,136	156,286	156,916	155,791
Units Eligible for Fiscal Period Distribution:
OCGH	85,458	90,969
Class A	71,648	65,298
Total	157,106	156,267

Additional Revenue Detail

Management Fees

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Management fees:
Closed-end funds	$115,085	$127,123	$467,803	$522,338
Open-end funds	33,787	40,895	145,186	162,402
Evergreen funds	27,495	20,749	105,253	62,521
DoubleLine	18,050	18,447	72,113	67,314
Total management fees	$194,417	$207,214	$790,355	$814,575

Investment Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Oaktree funds:
Credit	$(19,468)	$19,550	$39,870	$96,095
Private Equity	(3,217)	7,318	11,298	22,373
Real Assets	4,367	4,992	22,050	19,511
Listed Equities	(23,821)	14,117	(43,650)	32,855
Non-Oaktree	3,758	657	19,563	6,898
Total investment income (loss)	$(38,381)	$46,634	$49,131	$177,732

GAAP Statement of Financial Condition (Unaudited)

	As of December 31, 2018
	Oaktree and Operating Subsidiaries	Consolidated Funds	Eliminations	Consolidated
	(in thousands)
Assets:
Cash and cash-equivalents	$460,937	$—	$—	$460,937
U.S. Treasury and other securities	546,531	—	—	546,531
Corporate investments	1,771,230	—	(561,466)	1,209,764
Deferred tax assets	229,100	—	—	229,100
Receivables and other assets	980,465	—	(4,509)	975,956
Assets of consolidated funds	—	7,009,890	—	7,009,890
Total assets	$3,988,263	$7,009,890	$(565,975)	$10,432,178
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$566,234	$—	$461	$566,695
Due to affiliates	188,367	—	—	188,367
Debt obligations	745,945	—	—	745,945
Liabilities of consolidated funds	—	5,511,981	(30,149)	5,481,832
Total liabilities	1,500,546	5,511,981	(29,688)	6,982,839
Non-controlling redeemable interests in consolidated funds	—	—	961,622	961,622
Capital:
Capital attributable to OCG preferred unitholders	400,584	—	—	400,584
Capital attributable to OCG Class A unitholders	994,779	244,599	(244,599)	994,779
Non-controlling interest in consolidated subsidiaries	1,092,354	291,688	(291,688)	1,092,354
Non-controlling interest in consolidated funds	—	961,622	(961,622)	—
Total capital	2,487,717	1,497,909	(1,497,909)	2,487,717
Total liabilities and capital	$3,988,263	$7,009,890	$(565,975)	$10,432,178
Corporate Investments

	As of
	December 31, 2018	September 30, 2018	December 31, 2017
	(in thousands)
Oaktree funds:
Credit	$983,547	$1,026,207	$937,277
Private Equity	237,913	296,224	247,546
Real Assets	357,382	239,208	263,732
Listed Equities	94,736	94,258	137,941
Non-Oaktree	86,907	63,936	82,096
Total corporate investments – Non-GAAP	1,760,485	1,719,833	1,668,592
Adjustments (1)	10,745	33,850	22,957
Total corporate investments – Oaktree and operating subsidiaries	1,771,230	1,753,683	1,691,549
Eliminations	(561,466)	(698,332)	(681,918)
Total corporate investments – Consolidated	$1,209,764	$1,055,351	$1,009,631

(1)	This adjusts CLO investments carried at amortized cost to fair value for GAAP reporting.

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of December 31, 2018
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
Credit	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb (7)(13)	TBD	—	$8,872	19%	13%	$(65)	$—	$1,070	$1,104	$—	$—	$1,157	nm	nm	1.0x
Oaktree Opportunities Fund X (7)	Jan. 2016	Jan. 2019	3,603	85	85	1,026	153	3,944	2,964	—	199	3,317	27.4%	16.8%	1.4
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	nm	100	626	1,672	4,021	3,395	—	—	5,393	5.2	2.8	1.2
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	nm	100	945	2,100	1,537	1,447	52	—	1,895	8.9	6.1	1.5
Special Account B	Nov. 2009	Nov. 2012	1,031	nm	100	614	1,605	119	115	16	2	16	13.6	11.2	1.6
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	nm	100	2,549	6,561	495	518	274	222	—	12.9	9.0	1.7
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	nm	90	9,030	18,477	398	464	1,677	78	—	21.8	16.6	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	nm	100	1,486	4,907	177	—	87	—	362	10.2	7.4	1.5
Legacy funds (8)	Various	Various	12,748	nm	100	10,773	23,500	22	—	1,621	4	—	23.6	18.5	1.8
													21.9%	16.0%
Private/Alternative Credit
Oaktree European Capital Solutions Fund (7)(9)(10)	Dec. 2015	Dec. 2018	€703	88%	73%	€59	€215	€359	€395	€—	€8	€334	14.0%	9.4%	1.1x
Oaktree European Dislocation Fund (10)	Oct. 2013	Oct. 2016	€294	nm	57	€39	€203	€18	€17	€3	€3	€—	19.2	13.5	1.3
Special Account E (10)	Oct. 2013	Apr. 2015	€379	nm	69	€64	€321	€4	€3	€9	€1	€—	14.3	11.0	1.3
													15.1%	10.9%

Oaktree Mezzanine Fund IV (9)	Oct. 2014	Oct. 2019	$852	84%	79%	$116	$256	$537	$530	$—	$10	$523	10.9%	8.2%	1.2x
Oaktree Mezzanine Fund III (11)	Dec. 2009	Dec. 2014	1,592	nm	89	469	1,803	89	104	17	31	15	15.3	10.4 / 9.2	1.4
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	nm	88	494	1,691	54	—	—	—	134	10.9	7.4	1.6
OCM Mezzanine Fund (12)	Oct. 2001	Oct. 2006	808	nm	96	302	1,075	—	—	38	—	—	15.4	10.8 / 10.5	1.5
													13.0%	8.7%
Emerging Markets Debt
Oaktree Emerging Markets Opportunities Fund II (13)	TBD	—	$178	21%	21%	$(2)	$—	$35	$33	$—	$—	$37	nm	nm	1.0x
Oaktree Emerging Market Opportunities Fund	Sep. 2013	Sep. 2017	384	nm	78	123	336	86	71	8	14	39	15.9%	10.9%	1.5
Special Account F	Jan. 2014	Sep. 2017	253	nm	96	80	270	51	50	6	9	21	15.5	11.1	1.3
													15.7%	10.8%
Private Equity
Corporate Private Equity
Oaktree European Principal Fund IV (7)(10)(13)	Jul. 2017	Jul. 2022	€1,119	86%	76%	€161	€109	€897	€1,096	€—	€31	€801	nm	nm	1.2x
Oaktree European Principal Fund III (10)	Nov. 2011	Nov. 2016	€3,164	nm	87	€2,522	€2,258	€3,013	€2,551	€—	€490	€1,627	18.4%	12.8%	2.1
OCM European Principal Opportunities Fund II (10)	Dec. 2007	Dec. 2012	€1,759	nm	100	€210	€1,865	€75	€—	€29	€—	€772	6.8	2.3	1.3
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	nm	96	$454	$927	$—	$—	$87	$—	$—	11.7	8.9	2.1
													13.3%	8.8%

			As of December 31, 2018
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)

Oaktree Power Opportunities Fund V	TBD	—	$1,400	9%	—%	$(4)	$—	$(4)	$129	$—	$—	$—	n/a	n/a	n/a
Oaktree Power Opportunities Fund IV	Nov. 2015	Nov. 2020	1,106	93	91	84	1	1,088	1,078	—	—	1,141	8.8%	4.9%	1.1x
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	nm	69	613	970	380	318	26	91	—	22.9	15.3	2.0
Legacy funds (8)	Various	Various	1,470	nm	63	1,688	2,615	(3)	—	123	—	—	35.1	27.4	2.8
													34.4%	26.0%
Special Situations
Oaktree Special Situations Fund II (7)	TBD	—	$1,336	8%	2%	$(5)	$1	$15	$94	$—	$—	$20	n/a	n/a	n/a
Oaktree Special Situations Fund (7)	Nov. 2015	Nov. 2018	1,377	100	83	136	170	1,110	1,082	—	25	1,084	19.1%	9.3%	1.2x
Other funds:
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	$2,827	nm	91%	$479	$1,760	$1,305	$1,268	$50	$—	$2,178	7.2%	3.2%	1.3x
Special Account C	Dec. 2008	Feb. 2014	505	nm	91	181	423	218	237	21	—	279	9.6	6.3	1.5
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	nm	100	2,919	6,166	81	—	554	15	—	12.3	8.9	2.0
Legacy funds (8)	Various	Various	3,701	nm	100	2,718	6,404	15	—	407	2	—	14.4	11.1	1.8
													12.9%	9.2%
Real Assets
Real Estate
Oaktree Real Estate Opportunities Fund VII (13)(14)	Jan. 2016	Jan. 2020	$2,921	83%	47%	$482	$245	$1,618	$2,758	$—	$93	$1,210	nm	nm	1.4x
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	nm	100	1,432	2,590	1,519	1,257	70	207	1,037	15.0%	10.1%	1.6
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	nm	100	978	2,093	167	107	154	32	—	17.0	12.6	1.9
Special Account D	Nov. 2009	Nov. 2012	256	nm	100	207	429	42	—	16	4	—	14.7	12.8	1.8
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	nm	100	391	779	62	—	61	13	—	15.7	10.7	2.0
Legacy funds (8)	Various	Various	2,341	nm	99	2,010	4,326	—	—	232	—	—	15.2	11.9	1.9
													15.6%	11.9%

Oaktree Real Estate Debt Fund II (9)(13)	Mar. 2017	Mar. 2020	$2,087	52%	33%	$29	$44	$674	$1,067	$—	$4	$662	nm	nm	1.1x
Oaktree Real Estate Debt Fund	Sep. 2013	Oct. 2016	1,112	nm	83	186	687	423	466	10	13	298	19.5%	14.7%	1.3
Oaktree PPIP Fund (15)	Dec. 2009	Dec. 2012	2,322	nm	48	457	1,570	—	—	47	—	—	28.2	n/a	1.4

Special Account G (Real Estate Income) (9)(13)	Oct. 2016	Oct. 2020	$615	99%	99%	$100	$81	$628	$574	$—	$19	$588	nm	nm	1.2x

Infrastructure
Oaktree Transportation Infrastructure Fund	Dec. 2018	Dec. 2023	$1,091	19%	19%	$(6)	$—	$203	$831	$—	$—	$—	n/a	n/a	1.0x
Highstar Capital IV (16)	Nov. 2010	Nov. 2016	2,000	nm	100	(10)	961	1,029	1,289	—	—	1,809	4.3%	0.3%	1.1
									27,864	(10)	1,695	(10)
							Other (17)		8,971		10
							Total (18)		$36,835		$1,705

(1)
For our incentive-creating closed-end funds in their investment periods, this percentage equals invested capital divided by committed capital. Invested capital for this purpose is the sum of capital drawn from fund investors plus net borrowings outstanding under a fund-level credit facility (if any), where such borrowings were made in lieu of drawing capital from fund investors.

(2)
Represents capital drawn from fund investors, net of distributions to such investors of uninvested capital, divided by committed capital. The aggregate change in drawn capital for the three months ended December 31, 2018 was $3.6 billion.

(3)	Accrued incentives (fund level) exclude non-GAAP incentive income previously recognized.

(4)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(5)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(6)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(7)
Fund data include the performance of the main fund and any associated fund-of-one accounts, except the gross and net IRRs presented reflect only the performance of the main fund. Certain fund-of-one accounts pay management fees based on cost basis, rather than committed capital.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy or product that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)
Management fees during the investment period are calculated on drawn capital or cost basis, rather than committed capital. As a result, as of December 31, 2018 management fee-generating AUM included only that portion of committed capital that had been drawn.

(10)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the December 31, 2018 spot rate of $1.14.

(11)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 9.2%. The combined net IRR for Class A and Class B interests was 9.8%.

(12)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(13)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through December 31, 2018 was less than 36 months.

(14)	A portion of this fund pays management fees based on drawn, rather than committed, capital.

(15)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(16)
The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of December 31, 2018, Oaktree had not recognized any incentive income from this fund. The accrued incentives (fund level) for this fund represents Oaktree’s effective 8% of the potential incentives generated by this fund in accordance with the terms of the Highstar acquisition.

(17)	This includes our closed-end Senior Loan funds, CLOs, a non-Oaktree fund and certain separate accounts and co-investments.

(18)
The total excludes one closed-end fund with management fee-generating AUM of $100 million as of December 31, 2018, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Dec. 31, 2018	Year Ended December 31, 2018			Since Inception through December 31, 2018
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)
Credit
High Yield Bonds
U.S. High Yield Bonds	1986	$13,818	(3.2)%	(3.7)%	(2.3)%	8.9%	8.3%	8.0%	0.76	0.54
Global High Yield Bonds	2010	3,154	(2.8)	(3.3)	(2.0)	6.1	5.6	5.9	0.96	0.95
European High Yield Bonds	1999	421	0.1	(0.4)	(2.1)	7.7	7.1	6.0	0.69	0.43

Convertibles
U.S. Convertibles	1987	1,658	(1.3)	(1.8)	0.2	9.0	8.5	8.0	0.47	0.37
Non-U.S. Convertibles	1994	1,000	(4.8)	(5.3)	(3.2)	7.8	7.3	5.2	0.73	0.37
High Income Convertibles	1989	995	2.1	1.5	(2.1)	11.0	10.1	7.8	1.05	0.58

Senior Loans
U.S. Senior Loans	2008	630	1.4	0.9	1.1	5.6	5.1	4.8	1.03	0.61
European Senior Loans	2009	1,143	0.6	0.1	0.5	7.0	6.5	7.6	1.59	1.59

Multi-Strategy Credit
Multi-Strategy Credit (2)	Various	2,515	nm	nm	nm	nm	nm	nm	nm	nm

Listed Equities
Emerging Markets Equities
Emerging Markets Equities	2011	4,169	(11.0)	(11.7)	(14.6)	1.2	0.4	0.1	0.04	(0.02)
Total		$29,503

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

(2)	Includes Global Credit Fund and individual accounts across various strategies with different investment mandates. As such, a combined performance measure is not considered meaningful (“nm”).

Evergreen Funds

		As of December 31, 2018				Year Ended December 31,		Since Inception through December 31, 2018
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)
Credit
Private/Alternative Credit
Strategic Credit (2).	2012	$5,312	$4,912	$—	(3)	3.5%	2.4%	8.4%	6.2%

Distressed Debt
Value Opportunities	2007	1,000	930	—	(3)	10.5	7.1	9.7	5.9

Emerging Markets Debt
Emerging Markets Debt (4)	2015	1,045	586	—	(3)	1.4	0.2	12.7	9.7

Listed Equities
Value/Other Equities
Value Equities (5)	2012	453	433	—		(7.9)	(9.2)	17.0	11.8
			6,861	—
Other (6)			794	12
Restructured funds			—	5
Total (2)			$7,655	$17

(1)	Returns represent time-weighted rates of return.

(2)
Includes our publicly-traded BDCs and one closed-end fund with $85 million and $100 million of AUM and management fee-generating AUM, respectively. The rates of return reflect the performance of a composite of certain evergreen accounts and exclude our publicly-traded BDCs.

(3)
For the year ended December 31, 2018, gross incentive income recognized by Oaktree totaled $0.6 million for Strategic Credit, $15.4 million for Value Opportunities and $5.4 million for Emerging Markets Debt.

(4)
Includes the Emerging Markets Debt Total Return and Emerging Markets Opportunities strategies. The rates of return reflect the performance of a composite of accounts for the Emerging Markets Debt Total Return strategy, including a single account with a December 2014 inception date.

(5)	Includes performance of a proprietary fund with an initial capital commitment of $25 million since its inception in May 2012.

(6)	Includes certain Real Estate and Multi-Strategy Credit accounts.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period, and includes our pro-rata portion of performance fees attributable to our minority interest in DoubleLine earned in the period. We refer to the amount of accrued incentives recognized as revenue by us as incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.
Adjusted net income (“ANI”) is a measure of profitability for our investment management business. The components of revenues (“adjusted revenues”) and expenses (“adjusted expenses”) used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Adjusted revenues include investment income (loss) that is classified in other income (loss) in the GAAP statements of operations, and management fees and incentive income include the portion of the earnings from management fees and performance fees, respectively, attributable to our 20% ownership interest in DoubleLine, which are reflected as investment income in our GAAP statements of operations. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) income taxes, (d) other income or expenses applicable to OCG or its Intermediate Holding Companies, (e) the adjustment for non-controlling interests, (f) preferred unit distributions, and (g) the Tax Cuts and Jobs Act, including the remeasurement of our deferred tax assets and tax receivable liability in the fourth quarter of 2017. Moreover, gains and losses resulting from foreign-currency transactions and hedging activities under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period. For ANI, unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged, and foreign-currency transaction gains and losses are included in other income (expense), net. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP statements of operations, for which the revenue standard is probable that significant reversal will not occur and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for ANI, they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. In periods prior to 2018, adjusted revenues and adjusted expenses reflected Oaktree’s proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs from a legacy Highstar fund were classified as expenses for ANI and as other income under GAAP. The legacy Highstar fund stopped paying management fees in 2017. As a result, we will no longer be receiving such reimbursement amounts. ANI is calculated at the Operating Group level.
Adjusted net income-Class A, or adjusted net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-Class A represents ANI including the effect of (a) preferred unit distributions, (b) the OCGH non-controlling interest, (c) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (d) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and other investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. A variety of other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.

Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments, and our pro-rata portion of AUM managed by DoubleLine in which we hold a minority ownership interest. For our CLOs, AUM represents the aggregate par value of collateral assets and principal cash, for our publicly-traded BDCs, gross assets (including assets acquired with leverage), net of cash, and for DoubleLine funds, NAV. Our AUM includes amounts for which we charge no management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and generally reflects the beginning AUM on which we will earn management fees in the following quarter, as well as our pro-rata portion of the fee basis of DoubleLine’s AUM. Our closed-end funds typically pay management fees based on committed capital, drawn capital or cost basis during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate generally remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash, as defined in the applicable CLO indentures, our publicly-traded BDCs pay management fees based on gross assets (including assets acquired with leverage), net of cash, and DoubleLine funds typically pay management fees based on NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis;

◦	Oaktree’s general partner investments in management fee-generating funds; and

◦	Funds that pay no management fees.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It generally represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation), gross assets (including assets acquired with leverage), net of cash, for our publicly-traded BDCs, and our pro-rata portion of DoubleLine’s incentive-creating AUM. All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently above their preferred return or high-water mark and therefore generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Class A units refer to the common units of OCG designated as Class A units.
Consolidated funds refers to the funds and CLOs that Oaktree is required to consolidate as of the respective reporting date.
Distributable earnings is a non-GAAP performance measure derived from our non-GAAP results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude investment income or loss and include the portion of income or loss on distributions received from funds and companies. In addition, distributable earnings differs from ANI in that (a) any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO and (b) make-whole premium charges related to the repayment of debt included in ANI are, for distributable earnings purposes, amortized through the original maturity date of the repaid debt. Finally, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation expense.

Distributable earnings-Class A, or distributable earnings per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-Class A represents distributable earnings, including the effect of (a) preferred unit distributions, (b) the OCGH non-controlling interest, (c) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (d) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-Class A represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-Class A.
Economic net income (“ENI”) is a non-GAAP performance measure that we use to evaluate the financial performance of our business by applying the mark-to-market approach to incentive income. The mark-to-market approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements, as compared to the GAAP criteria that it is probable that a significant reversal will not occur and the ANI criteria that the underlying fund distributions are known or knowable. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the mark-to-market approach, instead of the GAAP revenue recognition approach, for incentive income, and reflects the adjustments described above under the definition of ANI.
Economic net income-Class A, or economic net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-Class A represents ENI, including the effect of (a) preferred unit distributions, (b) the OCGH non-controlling interest, (c) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (d) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-Class A represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-Class A.
Fee-related earnings (“FRE”) is a non-GAAP performance measure that we use to monitor the baseline earnings of our business. FRE is derived from our non-GAAP results and is comprised of management fees (“fee-related earnings revenues”) less operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense. FRE is considered baseline because it excludes all non-management fee revenue sources and applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though those expenses also support the generation of incentive and investment income. FRE is presented before income taxes.
Fee-related earnings-Class A, or fee-related earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings-Class A represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings-Class A income taxes is calculated excluding any incentive income or investment income (loss).
Incentive income is generally recognized for our closed-end funds only after the fund has distributed all contributed capital plus an annual preferred return (commonly referred to as the European-style waterfall) and, for our evergreen funds, on an annual basis up to 20% of the year’s profits, subject to a high-water mark or hurdle rate. For non-GAAP reporting, incentive income also includes the portion of the performance fees attributable to our minority equity interest in DoubleLine earned in the period.
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Invested capital reflects deployed capital, whether involving drawn or recycled equity capital, or borrowings from fund-level credit facilities.  This metric is used in connection with incentive-creating closed-end funds and certain evergreen funds.
Management fees are recognized over the period in which our investment advisory services are performed and for non-GAAP reporting include the portion of the earnings from management fees attributable to our minority equity interest in DoubleLine.

Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Preferred units or preferred unitholders refer to the Series A and Series B preferred units of OCG or Series A and Series B preferred unitholders, respectively, unless otherwise specified.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond product, to the FTSE US High-Yield Cash-Pay Capped Index;

•
our Global High Yield Bond product, to an Oaktree custom global high yield index that represents 60% ICE BofAML High Yield Master II Constrained Index and 40% ICE BofAML Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the ICE BofAML Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond product, to the ICE BofAML Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan product (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan product, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities product, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the ICE BofAML All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities product, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities product, to the FTSE US High-Yield Market Index; and

•	our Emerging Markets Equities product, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European Senior Loan product, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures presented in accordance with GAAP.
Reconciliation of GAAP to Non-GAAP Results
The following table reconciles net income attributable to Oaktree Capital Group, LLC Class A unitholders to adjusted net income, fee-related earnings and distributable earnings.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Net income attributable to OCG Class A unitholders	$74,538	$13,414	$211,141	$231,494
Preferred unit distributions	8,368	—	12,277	—
Incentive income (1)	(288,176)	(55,607)	(180,595)	(13,653)
Incentive income compensation (1)	156,165	55,607	100,558	13,653
Investment income (2)	25,306	(5,983)	18,251	(30,613)
Equity-based compensation (3)	2,269	1,140	6,095	5,698
Foreign-currency hedging (4)	604	2,413	(2,506)	1,453
Acquisition-related items (5)	4,531	3,294	4,974	1,838
Income taxes (6)	6,947	183,742	24,779	215,442
Non-Operating Group (income) expenses (7)	3	(144,692)	632	(144,143)
Non-controlling interests (7)	93,649	73,518	277,967	419,931
Adjusted net income (10)	84,204	126,846	473,573	701,100
Incentive income	(134,138)	(73,557)	(495,535)	(735,403)
Incentive income compensation	55,183	33,348	238,117	402,828
Investment (income) loss	38,381	(46,634)	(49,131)	(177,732)
Equity-based compensation (8)	16,106	12,668	56,894	53,639
Interest expense, net of interest income	1,181	6,580	9,187	26,375
Other (income) expense, net	1,034	22,561	(5,506)	20,364
Fee-related earnings (10)	61,951	81,812	227,599	291,171
Incentive income	134,138	73,557	495,535	735,403
Incentive income compensation	(55,183)	(33,348)	(238,117)	(402,828)
Realized investment income proceeds (9)	23,680	37,204	150,486	128,468
Interest expense, net of interest income	(1,181)	(6,580)	(9,187)	(26,375)
Other (income) expense, net	(3,779)	(599)	(5,474)	1,598
Operating Group income taxes	(2,652)	218	(7,760)	(7,632)
Distributable earnings (10)	$156,974	$152,264	$613,082	$719,805

(1)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between GAAP and adjusted net income.

(2)	This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between GAAP and adjusted net income.

(3)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made before our initial public offering, which is excluded from adjusted net income because it is a non-cash charge that does not affect our financial position.

(4)	This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between GAAP and adjusted net income.

(5)
This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability, which are excluded from adjusted net income.

(6)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income is calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

(8)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from fee-related earnings and distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations.

(9)
This adjustment reflects the portion of distributions received from funds characterized as realized investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(10)
Per Class A unit amounts are calculated to evaluate the portion of adjusted net income, fee-related earnings and distributable earnings attributable to Class A unitholders. Reconciliations of adjusted net income to adjusted net income-Class A, fee-related earnings to fee-related earnings-Class A and distributable earnings to distributable earnings-Class A are presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per unit data)

Adjusted net income	$84,204	$126,846	$473,573	$701,100
Preferred unit distributions	(8,368)	—	(12,277)	—
Adjusted net income after preferred unit distributions	75,836	126,846	461,296	701,100
Adjusted net income attributable to OCGH non-controlling interest	(41,285)	(74,122)	(254,902)	(412,593)
Non-Operating Group income (expense)	(3)	(372)	(632)	(921)
Income taxes-Class A	(3,962)	(5,629)	(20,531)	(32,707)
Adjusted net income-Class A	$30,586	$46,723	$185,231	$254,879
Adjusted net income per Class A unit	$0.43	$0.72	$2.63	$3.97
Weighted average number of Class A units outstanding	71,591	64,961	70,526	64,148

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per unit data)
Fee-related earnings	$61,951	$81,812	$227,599	$291,171
Fee-related earnings attributable to OCGH non-controlling interest	(33,726)	(47,806)	(125,340)	(171,211)
Non-Operating Group expenses	(211)	(173)	(1,195)	(1,059)
Fee-related earnings-Class A income taxes	(1,949)	(3,697)	(5,273)	(16,394)
Fee-related earnings-Class A	$26,065	$30,136	$95,791	$102,507
Fee-related earnings per Class A unit	$0.36	$0.46	$1.36	$1.60
Weighted average number of Class A units outstanding	71,591	64,961	70,526	64,148

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per unit data)
Distributable earnings	$156,974	$152,264	$613,082	$719,805
Preferred unit distributions	(8,368)	—	(12,277)	—
Distributable earnings after preferred unit distributions	148,606	152,264	600,805	719,805
Distributable earnings attributable to OCGH non-controlling interest	(80,902)	(88,978)	(331,628)	(423,495)
Non-Operating Group income (expense)	(3)	(372)	(632)	(921)
Distributable earnings-Class A income taxes	(1,991)	1,618	1,336	(5,394)
Tax receivable agreement	(3,704)	(5,415)	(15,578)	(21,608)
Distributable earnings-Class A	$62,006	$59,117	$254,303	$268,387
Distributable earnings per Class A unit	$0.87	$0.91	$3.61	$4.18
Weighted average number of Class A units outstanding	71,591	64,961	70,526	64,148

The following table reconciles GAAP revenues to adjusted revenues, fee-related earnings revenues and distributable earnings revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
GAAP revenues	$594,248	$311,095	$1,386,079	$1,469,767
Consolidated funds (1)	(48,632)	27,229	(45,824)	100,920
Incentive income (2)	(288,176)	(55,607)	(180,595)	(13,653)
Investment income (3)	32,734	44,688	175,361	170,676
Adjusted revenues	290,174	327,405	1,335,021	1,727,710
Incentive income	(134,138)	(73,557)	(495,535)	(735,403)
Investment income	38,381	(46,634)	(49,131)	(177,732)
Fee-related earnings revenues	194,417	207,214	790,355	814,575
Incentive income	134,138	73,557	495,535	735,403
Realized investment income proceeds	23,680	37,204	150,486	128,468
Distributable earnings revenues	$352,235	$317,975	$1,436,376	$1,678,446

(1)
This adjustment represents amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, the elimination of non-controlling interests from adjusted revenues, and certain compensation and administrative related expense reimbursements netted with expenses.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following table reconciles net income attributable to OCG Class A unitholders to adjusted net income and economic net income.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Net income attributable to OCG Class A unitholders	$74,538	$13,414	$211,141	$231,494
Reconciling adjustments (1)	9,666	113,432	262,432	469,606
Adjusted net income	84,204	126,846	473,573	701,100
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	(103,090)	20,961	(109,056)	(25,690)
Economic net income (3)	$(18,886)	$147,807	$364,517	$675,410

(1)	Please refer to the table on page 28 for a detailed reconciliation of net income attributable to OCG Class A unitholders to adjusted net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
Per Class A unit amounts are calculated to evaluate the portion of economic net income attributable to Class A unitholders. A reconciliation of economic net income to economic net income-Class A is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per unit data)
Economic net income (loss)	$(18,886)	$147,807	$364,517	$675,410
Preferred unit distributions	(8,368)	—	(12,277)	—
Economic net income (loss) after preferred unit distributions	(27,254)	147,807	352,240	675,410
Economic net (income) loss attributable to OCGH non-controlling interest	14,837	(86,370)	(194,544)	(397,475)
Non-Operating Group income (expense)	(3)	(372)	(632)	(921)
Economic net income-Class A income taxes	(4,315)	(5,691)	(20,913)	(32,883)
Economic net income (loss)-Class A	$(16,735)	$55,374	$136,151	$244,131
Economic net income (loss) per Class A unit	$(0.23)	$0.85	$1.93	$3.81
Weighted average number of Class A units outstanding	71,591	64,961	70,526	64,148

The following table reconciles GAAP revenues to adjusted revenues and economic net income revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
GAAP revenues	$594,248	$311,095	$1,386,079	$1,469,767
Consolidated funds (1)	(48,632)	27,229	(45,824)	100,920
Incentive income (2)	(288,176)	(55,607)	(180,595)	(13,653)
Investment income (3)	32,734	44,688	175,361	170,676
Adjusted revenues	290,174	327,405	1,335,021	1,727,710
Incentives created	(68,152)	133,231	297,316	641,645
Incentive income	(134,138)	(73,557)	(495,535)	(735,403)
Economic net income revenues	$87,884	$387,079	$1,136,802	$1,633,952

(1)
This adjustment represents amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, the elimination of non-controlling interests from adjusted revenues, and certain compensation and administrative related expense reimbursements netted with expenses.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following tables reconcile GAAP consolidated financial data to non-GAAP data:

	As of or for the Three Months Ended December 31, 2018
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$173,314	$21,103	$194,417
Incentive income (1)	420,934	(286,796)	134,138
Investment income (loss) (1)	7,428	(45,809)	(38,381)
Total expenses (2)	(373,762)	170,007	(203,755)
Interest expense, net (3)	(44,607)	43,426	(1,181)
Other income (expense), net (4)	542	(1,576)	(1,034)
Other income of consolidated funds (5)	(58,606)	58,606	—
Income taxes	(6,947)	6,947	—
Net loss attributable to non-controlling interests in consolidated funds	59,483	(59,483)	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(94,873)	94,873	—
Net income attributable to preferred unitholders	(8,368)	8,368	—
Net income attributable to OCG Class A unitholders / ANI	$74,538	$9,666	$84,204

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $18,050 to management fees and $1,380 to incentive income, (c) for management fees, reclassifies $785 of net gains related to foreign-currency hedging activities from general and administrative expense and $3,749 of expense reimbursements grossed-up for GAAP reporting, but netted with expenses for ANI, (d) for incentive income, includes $288,176 related to timing differences in the recognition of incentive income between net income attributable to OCG Class A unitholders and adjusted net income, and (e) for investment income, includes $25,306 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $2,269 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $1,689, (c) expenses incurred by the Intermediate Holding Companies of $581, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG Class A unitholders and adjusted net income of $156,165, (e) acquisition-related items of $4,531, (f) $1,023 of net losses related to foreign-currency hedging activities, and (g) $3,749 of reimbursements grossed-up as revenues for GAAP reporting, but netted with expenses for ANI.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) the reclassification of $1,204 in net losses related to foreign-currency hedging activities from general and administrative expense and (b) $372 related to non-Operating Group expenses.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Three Months Ended December 31, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$184,146	$23,068	$207,214
Incentive income (1)	126,949	(53,392)	73,557
Investment income (1)	50,671	(4,037)	46,634
Total expenses (2)	(239,582)	68,164	(171,418)
Interest expense, net (3)	(41,091)	34,511	(6,580)
Other income (expense), net (4)	123,540	(146,101)	(22,561)
Other income of consolidated funds (5)	76,940	(76,940)	—
Income taxes	(183,742)	183,742	—
Net income attributable to non-controlling interests in consolidated funds	(9,661)	9,661	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(74,756)	74,756	—
Net income attributable to OCG Class A unitholders / ANI	$13,414	$113,432	$126,846

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $18,447 to management fees and $700 to incentive income, (c) for management fees, reclassifies $966 of net losses related to foreign-currency hedging activities from general and administrative expense, and (d) for investment income, includes $5,983 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $1,140 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $3,534, (c) expenses incurred by the Intermediate Holding Companies of $173, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG Class A unitholders and adjusted net income of $55,607, (e) acquisition-related items of $3,294, (f) adjustments of $433 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $3,983 of net losses related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $433 that are classified as other income under GAAP and as expenses for ANI, (b) the reclassification of $604 in net losses related to foreign-currency hedging activities from general and administrative expense, and (c) $145,064 related to the remeasurement of our tax receivable agreement liability in connection with the Tax Act.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Year Ended December 31, 2018
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$712,020	$78,335	$790,355
Incentive income (1)	674,059	(178,524)	495,535
Investment income (1)	157,110	(107,979)	49,131
Total expenses (2)	(1,000,571)	142,804	(857,767)
Interest expense, net (3)	(160,111)	150,924	(9,187)
Other income (expense), net (4)	7,782	(2,276)	5,506
Other income of consolidated funds (5)	99,035	(99,035)	—
Income taxes	(24,779)	24,779	—
Net loss attributable to non-controlling interests in consolidated funds	41,691	(41,691)	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(282,818)	282,818	—
Net income attributable to preferred unitholders	(12,277)	12,277	—
Net income attributable to OCG Class A unitholders / ANI	$211,141	$262,432	$473,573

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $72,113 to management fees and $2,000 to incentive income, (c) for management fees, reclassifies $3,449 of net losses related to foreign-currency hedging activities from general and administrative expense and $13,257 of expense reimbursements grossed-up for GAAP reporting, but netted with expenses for ANI, (d) for incentive income, includes $180,595 related to timing differences in the recognition of incentive income between net income attributable to OCG Class A unitholders and adjusted net income, and (e) for investment income, includes $18,251 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $6,095 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $13,508, (c) expenses incurred by the Intermediate Holding Companies of $1,565, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG Class A unitholders and adjusted net income of $100,558, (e) acquisition-related items of $4,974, (f) $2,847 of net losses related to foreign-currency hedging activities, and (g) $13,257 of reimbursements grossed-up as revenues for GAAP reporting, but netted with expenses for ANI.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) the reclassification of $1,904 in net losses related to foreign-currency hedging activities from general and administrative expense and (b) $372 related to non-Operating Group expenses.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Year Ended December 31, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$726,414	$88,161	$814,575
Incentive income (1)	743,353	(7,950)	735,403
Investment income (1)	201,289	(23,557)	177,732
Total expenses (2)	(1,025,343)	45,472	(979,871)
Interest expense, net (3)	(169,888)	143,513	(26,375)
Other income (expense), net (4)	138,519	(158,883)	(20,364)
Other income of consolidated funds (5)	290,580	(290,580)	—
Income taxes	(215,442)	215,442	—
Net income attributable to non-controlling interests in consolidated funds	(33,204)	33,204	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(424,784)	424,784	—
Net income attributable to OCG Class A unitholders / ANI	$231,494	$469,606	$701,100

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $67,314 to management fees and $4,179 to incentive income, (c) for management fees, reclassifies $1,332 of net gains related to foreign-currency hedging activities from general and administrative expense, (d) for incentive income, includes $13,653 related to timing differences in the recognition of incentive income between net income attributable to OCG Class A unitholders and adjusted net income, and (e) for investment income, includes $30,613 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $5,698 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $9,284, (c) expenses incurred by the Intermediate Holding Companies of $1,059, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG Class A unitholders and adjusted net income of $13,653, (e) acquisition-related items of $1,838, (f) adjustments of $14,180 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $240 of net gains related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $14,180 that are classified as other income under GAAP and as expenses for ANI, (b) the reclassification of $361 in net gains related to foreign-currency hedging activities from general and administrative expense, and (c) $145,064 related to the remeasurement of our tax receivable agreement liability in connection with the Tax Act.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.